Exhibit 5.1

Reed Smith LLP 1221 McKinney Street Suite 2100 Houston, Texas 77010 713.469.3800 Fax 713.469.3899

November 17, 2023

Sysco Corporation

1390 Enclave Parkway

Houston, Texas 77077

Ladies and Gentlemen:

We have acted as counsel for Sysco Corporation, a Delaware corporation (the “Company”), in connection with the issuance by the Company of $500,000,000 aggregate principal amount of its 5.750% Senior Notes due 2029 (the “2029 Notes”) and $500,000,000 aggregate principal amount of its 6.000% Senior Notes due 2034 (the “2034 Notes” and, together with the 2029 Notes, the “Notes”) guaranteed by the Guarantors (as defined below), pursuant to (a) the Registration Statement of the Company and the Guarantors on Form S-3 ASR (Registration No. 333-259146) (the “Registration Statement”), which was filed by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and (b) the related prospectus dated August 30, 2021, as supplemented by the prospectus supplement relating to the sale of the Notes dated November 6, 2023 (as so supplemented, the “Prospectus”), as filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issuance of the Securities.

The Notes and the related Guarantees (as defined below) are to be issued pursuant to the Indenture dated as of June 15, 1995 (the “Base Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A. as successor to First Union National Bank, as trustee (“Bank of New York Mellon”), as supplemented and amended by the Thirteenth Supplemental Indenture thereto dated as of February 17, 2012 (the “Thirteenth Supplemental Indenture”) among the Company, the guarantors named therein and Bank of New York Mellon, as trustee, the Forty-Fourth Supplemental Indenture thereto dated as of the date hereof (the “Forty-Fourth Supplemental Indenture”) and the Forty-Fifth Supplemental Indenture thereto dated as of the date hereof (the “Forty-Fifth Supplemental Indenture”) each among the Company, the subsidiary guarantors party thereto (collectively, the “Guarantors”) and U.S. Bank Trust Company, N. A., as trustee solely with respect to the Notes in lieu of Bank of New York Mellon (the “Trustee”). The Base Indenture, as amended and supplemented by the Thirteenth Supplemental Indenture, the Forty-Fourth Supplemental Indenture and the Forty-Fifth Supplemental Indenture, is referred to herein as the “Indenture.” The Notes are guaranteed to the extent provided in the Indenture (the “Guarantees” and together with the Notes, the “Securities”) by the Guarantors.

We have examined originals, or copies certified or otherwise identified, of: (i) the certificates of incorporation or certificates of formation of the Company and each of the Guarantors, as applicable, and the bylaws or limited liability company agreements of the Company and each of the Guarantors, as applicable; (ii) the Underwriting Agreement dated November 6, 2023 (the “Underwriting Agreement”) by and among the Company,

Sysco Corporation November 17, 2023 Page 2

the Guarantors named in Schedule I thereto and BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, TD Securities (USA) LLC and Wells Fargo Securities, LLC, as representatives of the several Underwriters named in Schedule II thereto, relating to the issuance and sale of the Securities; (iii) the Registration Statement and the Prospectus; (iv) the Base Indenture; (v) the Thirteenth Supplemental Indenture; (vi) the Forty-Fourth Supplemental Indenture; (vii) the Forty-Fifth Supplemental Indenture; (viii) certain resolutions of the board of directors, officers, managing members or sole members of the Company and each of the Guarantors, as applicable; and (ix) certificates of public officials and of representatives of the Company and the Guarantors.

We also have made such investigations of law as we have deemed necessary and relevant as a basis for the opinion hereinafter expressed. With your approval, we have relied as to certain matters of fact on information obtained from public officials and officers of the Company and the Guarantors and the representations and warranties made by the parties to the Underwriting Agreement contained therein.

In rendering the opinion set forth below, we have assumed: (a) the genuineness of all signatures; (b) the legal capacity of natural persons; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as duplicates or conformed copies; (e) as to matters of fact, the truthfulness of the representations made in certificates or comparable documents of public officials and officers of the Company and the Guarantors.

We have not independently established the validity of the foregoing assumptions.

Based on the foregoing, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that, when the Notes have been duly executed and delivered by the Company and authenticated and delivered by the Trustee in accordance with the terms of the Indenture and purchased and paid for in accordance with the terms of the Underwriting Agreement, the Notes and the Guarantees will constitute valid and binding obligations of the Company and the Guarantors, respectively, enforceable against the Company and each of the Guarantors, respectively, in accordance with their terms.

The opinion expressed above is subject to the following assumptions, exceptions, and qualifications (i) laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization, rehabilitation, moratorium and other similar laws and decisions relating to or affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), and (iii) standards and concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief. Such principles are of general application, and in applying such principles a court, among other things, might decline to order the Company or the Guarantors to perform covenants. We express no opinion with respect to the validity, binding effect or enforceability of any provisions in the Indenture or the Securities with respect to waiver, delay, extension or omission of notice or enforcement of rights or remedies, waivers of defenses or waivers of benefits of stay, extension, moratorium, redemption, statutes of limitations or other non-waivable benefits provided by operation of law. In addition, the enforceability of any exculpatory, indemnification or contribution provisions contained in the Indenture may be limited by applicable law or public policy.

The foregoing opinion is limited to the law of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the California General Corporation Law (“Applicable Law”). Where matters of applicable law, other than Applicable Law, are relevant to such opinion, we have without independent investigation on our part assumed the accuracy and, to the extent

Sysco Corporation November 17, 2023 Page 3

necessary in connection with the opinions contained herein, relied upon the opinions, dated the date hereof, furnished to you of (i) Pierce Atwood LLP, special Maine counsel to a certain Guarantor, (ii) Polsinelli PC, special Missouri counsel to a certain Guarantor, and (iii) Fraser Stryker PC LLO, special Nebraska counsel to a certain Guarantor, in each case delivered to you on the date hereof, and our opinion is subject to the same assumptions, qualifications and limitations with respect to matters of Maine, Missouri and Nebraska law expressed in each such opinion.

The opinion expressed herein is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed by the Company with the Commission on the date hereof and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ REED SMITH LLP